PERNIX GROUP, INC. DEFINITIVE INFORMATION STATEMENT ON SCHEDULE 14C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
Pernix Group, Inc.
(Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PERNIX GROUP, INC.

151 E. 22ND STREET

LOMBARD, ILLINOIS 60148

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

REGARDING ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS IN LIEU OF A SPECIAL MEETING

Approximate Date of Mailing: October 20, 2012

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

MAJORITY STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

We hereby advise you that in connection with the 1 for 15 reverse stock split effectuated on September 30, 2011, our Board of Directors and Stockholders holding a majority of our outstanding voting capital stock have previously approved the reduction of the number of common shares authorized from 200,000,000 shares of stock, par value $0.01, to 20,000,000 shares of common stock, par value $0.01 and have approved the reduction of the number of preferred shares authorized from 50,000,000 shares of preferred stock, par value $0.01, to 500,000 shares of preferred stock, par value $0.01 (the “Amendment”);

These actions were approved by written consent by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Delaware Revised Statutes. Our directors and majority of the Stockholders of our outstanding capital stock, have approved the Amendment after carefully considering it and concluding that approving the reduction of the number of authorized shares and the related Amendment were in the best interests of our Company and our shareholders.

No action is required by you. The proposals will not be adopted until a date at least twenty (20) days after the date this document has been mailed to our shareholders on or about October 20, 2012. This disclosure is provided in this filing in compliance with Section 14C requirements. See appendices A, B and C for form of amended certificates for of incorporation and certificates of designation for the common and preferred stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other Stockholders pro-rata, and in accordance with their respective interests.

OTHER ACTION

No other action was taken or authorized by the Stockholders’ written consent to corporate action to which this Information Statement pertains.

COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to Stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse attorneys, banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

Other information requirements of Schedule 14C have been disclosed in the Schedule 14A filed on October 1, 2011 and incorporated herein by reference.

By Order of the Board of Directors,
Lombard, Illinois	/s/ Nidal Z. Zayed
Nidal Z. Zayed
Dated: October 1, 2012	Secretary, President & Chief Executive Officer

APPENDIX A

PERNIX GROUP, INC.

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF PERNIX GROUP, INC.

Pernix Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

First, that the Board of Directors for the Corporation duly adopted a resolution setting for a proposed amendment to the Restated Certificate of Incorporation of the Corporation to reduce the number of Authorized Common and Preferred Stock currently listed in the Restated Certificate of Incorporation, declaring said amendment to be advisable and putting the matter before the stockholders for consideration thereof,

Second, that thereafter, by affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s common stock, pursuant to Article I, section 8 of the Corporation’s By-Laws and Section 228 of Delaware’s General Corporation Law, the following resolution to the Corporation’s Certificate of Incorporation was voted upon in favor of amendment effective September 30, 2011:

Resolved, that Article Fourth of the Corporations Restated Certificate of Incorporation is amended in sections (1) and (4) to read as follows.

“(1) Upon the filing and effectiveness of the amendment to the corporation’s Restated Certificate of Incorporation filed on September 30, 2011 (the “Effective Time”), as corrected pursuant to Delaware law, the total number of shares of stock which the Corporation shall have authority to issue is twenty million five hundred thousand (20,500,000), consisting of twenty million (20,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”), and five hundred thousand (500,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).”

“(4) Combination and Reverse of Stock Split. Upon the filing and effectiveness of this correction of the amendment to this corporation’s Restated Certificate of Incorporation filed on September 30, 2011 (the “Effective Time”) pursuant to Delaware law, each 15 shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and nonassessable share of common stock, without any action by the holder thereof. This corporation will not issue fractional shares of common stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to one whole share of common stock. Further, if any shareholder who was a shareholder of the Corporation immediately prior to the Effective time would otherwise beneficially own less than 100 shares of common stock as a result of combination after the Effective Time, the number of shares of common stock to be issued to such shareholder will automatically be rounded up and increase so that such shareholder will 100 shares of common stock following the combination. Each certificate representing shares of common stock outstanding as of the Effective Time will thereafter represent that corresponding number of post-combination shares. Each person holding a certificate or certificates representing shares of common stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled as a result of the combination.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be made effective this 30th Day of September, 2011.

Pernix Group, Inc.
Nidal Z. Zayed
Secretary
Date:

APPENDIX B

PERNIX GROUP, INC.

AMENDMENT TO CERTIFICATE OF DESIGNATION

OF SERIES A PREFERRED STOCK OF

PERNIX GROUP, INC.

Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law,  Pernix Group, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

First, that effective as of September 30, 2011, the shareholders of the Corporation, amended the Restated Certificate of Designation to change the number of authorized shares of Preferred Stock from fifty million (50,000,000) to five hundred thousand (500,000).

Second, that the Board of Directors for the Corporation, pursuant to the authority explicitly granted to them under Article Fourth of the Restated Certificate of Incorporation, duly adopted a resolution to amend the Certificate of Designation of Series A Preferred Stock, to reflect the Corporation’s 2009 name change and to correct the number of authorized shares designated as Series A Preferred Stock from ten million (10,000,000) to one hundred thousand (100,000).

Resolved, that the Certificate of Designation for Preferred Stock Series A is amended in the recitals to read as follows:

“PERNIX GROUP, INC.

Certificate of Designation

Series A Preferred Stock

Par Value $.01 per share

Pursuant to Section 151 of the

General Corporation law of the State of Delaware

The undersigned, Secretary of Pernix Group, Inc., a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that the following resolution has been duly adopted by unanimous written consent of the Board of Directors of the Corporation:

“Resolved, effective as of September 30, 2011, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) , hereby is created out of the 500,000 shares of Preferred Stock, par value $.01 per share, of the Corporation authorized in Article Fourth of its Restated Certificate of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Corporation consisting of 100,000 shares, which series shall be designated as “Series A Preferred Stock” and shall have the following powers, designations, preferences and relative, participating, optional or other

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rights, and the following qualifications, limitations, and restrictions:”

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30th Day of September, 2011.

Pernix Group, Inc.
Nidal Z. Zayed
Secretary
Date:

APPENDIX C

PERNIX GROUP, INC.

AMENDMENT TO CERTIFICATE OF DESIGNATION

OF SERIES B PREFERRED STOCK OF

PERNIX GROUP, INC.

Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law,  Pernix Group, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

First, effective as of September 30, 2011, the shareholders of the Corporation, amended the Restated Certificate of Designation to change the number of authorized shares of Preferred Stock from fifty million (50,000,000) to five hundred thousand (500,000).

Second, that the Board of Directors for the Corporation, pursuant to the authority explicitly granted to them under Article Fourth of the Restated Certificate of Incorporation, duly adopted a resolution to amend the Certificate of Designation of Series B Preferred Stock, to correct the number of authorized shares designated as Series B Preferred Stock from two million (2,000,000) to four hundred thousand (400,000).

Resolved, that the Certificate of Designation for Preferred Stock Series B is amended in the Recitals to read as follows:

“Resolved, effective as of September 30, 2011, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) , hereby is created out of the 500,000 shares of Preferred Stock, par value $.01 per share, of the Corporation authorized in Article Fourth of its Restated Certificate of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Corporation consisting of 400,000 shares, which series shall be designated as “Series B Cumulative Convertible Preferred Stock” and will have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations, and restrictions:”

And Section 1 shall be amended to read as follows:

“1.           Designation; Number of Shares; Par Value; Rank. The shares of such series will be designated as “Series B Cumulative Convertible Preferred Stock” ( the “Series B Preferred Stock”). The number of shares of Series B Preferred Stock will be limited to Four Hundred Thousand Shares (400,000). The Series B Preferred Stock will have a par value of $.01 per share. The Series B Preferred Stock will rank, with respect to dividend rights and rights on liquidation, winding up and dissolution, (a) senior to the common stock, par value $.01 per share, of the Corporation (the “Common Stock”) and each other class of capital stock or series of preferred stock established after the date of this Certificate of Designation that does not expressly provide that it ranks senior to or on parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution ( collectively referred to as “Junior Securities”),

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(b) on a parity with the Series A Preferred Stock, par value $.01, of the Corporation and each other class of capital stock of series of preferred stock issued by the Corporation established after the date of this Certificate of Designation that expressly provides that such series will rank on parity with the Series B Preferred Stock as to dividend rights, and rights on liquidation, winding up and dissolution (collectively referred to as “Parity Securities”) and (c) junior to each other class of capital stock or series of preferred stock established after the date of this Certificate of Designation that expressly provides that such series will rank senior to the Series B Preferred stock as to dividend rights and rights on liquidation, winding up and dissolution (collectively referred to as “Senior Securities”).”

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30th Day of September, 2011.

Pernix Group, Inc.
Nidal Z. Zayed
Secretary

Date: